EXHIBIT 99.2
AGREEMENT OF REPORTING PERSONS

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person or entity knows or has reason to believe that such information is inaccurate. This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: February 12, 2020	MONARCH ALTERNATIVE CAPITAL LP
By: MDRA GP LP, its General Partner
By: Monarch GP LLC, its General Partner

	By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Member

Dated: February 12, 2020	MDRA GP LP
By: Monarch GP LLC, its General Partner

	By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Member

Dated: February 12, 2020	MONARCH GP LLC

	By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Member